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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT FINANCIAL CONSULTANT

We consent to the reference to our firm under the caption "Experts" and to the references to our valuation reports dated as of January 1, 2001 through September 30, 2006, with respect to the common stock of Westsound Bank, included in Amendment No. 5 to the Registration Statement on Form S-1 and Prospectus of WSB Financial Group, Inc. for the registration of between 2,300,000 and 2,645,000 shares of common stock.

/s/ LC FINANCIAL ADVISORS, LLC

Bainbridge Island, Washington
December 7, 2006